UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
FORM 8-K
____________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

____________________________________________________________
GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________

Montana	000-18911	81-0519541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Commons Loop	Kalispell,	Montana	59901
(Address of principal executive offices)			(Zip Code)

(406)	756-4200
(Registrant’s telephone number, including area code)
____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GBCI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2021, the shareholders of Glacier Bancorp, Inc. (the “Company”), approved an amendment (the “Articles Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to provide for indemnification of directors and officers of the Company to the fullest extent authorized or permitted under the Montana Business Corporation Act (the “MBCA”). At a meeting held on April 28, 2021, the Board of Directors of the Company (the “Board”) also approved an amendment (the “Bylaws Amendment”) to the Company’s Bylaws (the “Bylaws”) intended to coordinate the indemnification provisions of the Articles, as amended, with similar provisions of the Bylaws.

The Articles Amendment provides for indemnification of directors and officers in the Articles, which was previously addressed in the Bylaws. The MBCA was amended effective June 1, 2020, to permit broader indemnification of a corporation’s directors than had been authorized under the statutory provisions previously in effect, provided that the corporation’s articles of incorporation include such authority. The Articles Amendment adds the indemnification provision to the Articles, and as a result, directors will be entitled to indemnification to the fullest extent now permitted by Montana law. The Bylaws Amendment coordinates the indemnification provisions of Article VI of the Bylaws with those in the Articles, as amended.

In addition to coordination of the indemnification provisions in the Articles and the Bylaws, the Bylaws Amendment also provides that the Company may, but is not obligated to, indemnify any employee or agent of the Company, and advance the reasonable expenses of such persons, if authorized by the Board.

The Articles Amendment was filed with the Montana Secretary of State on April 30, 2021.

A copy of the Amendment to the Amended and Restated Articles of Incorporation is included as Exhibit 3.1 to this current report on Form 8-K, and a copy of the Amended and Restated Bylaws is included as Exhibit 3.2 to this current report on Form 8-K, and each is incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders (“Annual Meeting”) of the Company was held virtually on April 28, 2021. The following matters were voted upon at the Annual Meeting:

1.The election of 10 directors to serve on the board of directors until the 2022 annual meeting;

2.Amendment to the Amended and Restated Articles of Incorporation to provide for indemnification of directors and officers;

3.Consideration of an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers; and

4.Ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The following is a summary of the voting results for the matters voted upon by the shareholders:

1.Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
David C. Boyles	73,298,346	1,615,639	7,525,132
Robert A. Cashell, Jr.	74,748,859	165,126	7,525,132
Randall M. Chesler	74,468,317	445,668	7,525,132
Sherry L. Cladouhos	73,188,992	1,724,993	7,525,132
James M. English	61,292,859	13,621,126	7,525,132
Annie M. Goodwin	73,306,245	1,607,740	7,525,132
Kristen L. Heck	74,776,145	137,840	7,525,132
Craig A. Langel	72,932,842	1,981,143	7,525,132
Douglas J. McBride	73,032,952	1,881,033	7,525,132
George R. Sutton	73,294,043	1,619,942	7,525,132

Receiving a plurality of the votes cast, those nominated are the newly elected directors of the Company. They will hold office until their successors are elected and qualified or until they resign or are removed from office.

2.Amendment to the Amended and Restated Articles of Incorporation to Provide for Indemnification of Directors and Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,940,616	213,321	760,048	7,525,132

The amendment to the Amended and Restated Articles of Incorporation to provide for indemnification of directors and officers is approved.

3.Advisory (Non-Binding) Resolution to Approve Named Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,650,413	2,038,122	225,450	7,525,132

The advisory resolution to approve the compensation of the Company’s named executive officers is approved.

4.Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
82,060,955	298,633	79,529

BKD, LLP is ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

See Exhibit Index below.

EXHIBIT INDEX

Exhibit     Description
3.1        Amendment to Amended and Restated Articles of Incorporation of Glacier Bancorp, Inc.
3.2        Amended and Restated Bylaws of Glacier Bancorp, Inc.
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 4, 2021	GLACIER BANCORP, INC.

/s/ Randall M. Chesler
		By:	Randall M. Chesler
President and Chief Executive Officer